SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-KERR GROUP INC

          GAMCO INVESTORS, INC.
                                 2/19/97            5,000-            2.2500
                                 2/18/97           10,000-            2.2500
                                 2/18/97            3,000             2.2500
                                 2/13/97            8,500-            2.2500
                                 2/10/97           14,000-            2.3750
                                 2/10/97            7,000             2.3750






























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

                                      32